SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 31, 2003

SYMPHONIX DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23767	77-0376250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 First Street, Suite 311, San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 232-0710

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On March 20, 2003, Symphonix Devices, Inc., Med-El Elektromedizinische Geräte Gesellschaft m.b.H. and VIBRANT Med-El Hearing Technology GmbH entered into an Asset Purchase Agreement. Subject to the terms and conditions of the Purchase Agreement, VIBRANT Med-El, a wholly-owned subsidiary of Med-El, will pay at least $2.0 million to Symphonix in exchange for ownership of certain Symphonix assets including inventory, property & equipment and intellectual property and the assumption of all patient-related liabilities, including the warranty of all Vibrant Soundbridges currently in use. Symphonix will receive an additional $0.5 million if and when Med-El is able to manufacture the Vibrant Soundbridge.

On May 31, 2003, Symphonix, Med-El and VIBRANT Med-El amended the Asset Purchase Agreement. The amendment extends to July 31, 2003 the date on which the parties must close the transaction before either party may terminate the Asset Purchase Agreement.

The amendment to the Asset Purchase Agreement is filed as an exhibit to this report.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

2.1	Amendment No. 1 to Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMPHONIX DEVICES, INC.

Date: May 31, 2003	/s/ TERENCE J. GRIFFIN
Terence J. Griffin Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
2.1	Amendment No. 1 to Asset Purchase Agreement.

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